Exhibit 1.1

12,000,000 Shares

OCZ TECHNOLOGY GROUP, INC.

Common Stock

($0.0025 par value)

UNDERWRITING AGREEMENT

February 7, 2012

CREDIT SUISSE SECURITIES (USA) LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED,

as Representatives of the several Underwriters

named in Schedule I hereto,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

OCZ Technology Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Stifel, Nicolaus & Company, Incorporated are acting as representatives (the “Representatives”) an aggregate of 12,000,000 shares (the “Firm Shares”) of common stock, par value $0.0025 per share, of the Company (“Common Stock”). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,800,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company confirms as follows its agreements with the Representatives and the several Underwriters in connection with the purchase of the Shares from the Company and the other matters contemplated under this Underwriting Agreement.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any:

(a) A registration statement on Form S-3 (File No. 333-178247) in respect of the Shares (the “Initial Registration Statement”) has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any

post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form. Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects. The preliminary prospectus included in the Initial Registration Statement, together with the preliminary prospectus supplement relating to the Shares, that was filed with the Commission pursuant to Rule 424(b)(3) of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) is hereinafter called the “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g); and all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and shall be deemed to refer to and include the documents incorporated by reference or deemed incorporated by reference therein.

(b) (i) At the respective times, the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the time the Prospectus or any amendments or supplements thereto were first used or filed with the Commission and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (i) and (ii) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(c) Each Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m. (Eastern time) on the date of this Agreement; the Preliminary Prospectus as supplemented by the documents listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(e) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective.

(f) At the time of filing the Initial Registration Statement, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(g) The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

(h) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) own, hold, operate and occupy its properties, and (ii) conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is qualified to do business and is in good standing in each jurisdiction in which qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, management, operations, prospects, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries (as defined in Section 1(h) below), taken as a whole.

(i) The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission. Each subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. There are no outstanding options, warrants or rights to acquire shares of capital stock of any of the Subsidiaries.

(j) The Company has an authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus. None of the issued and outstanding shares of capital stock of the Company are subject to any preemptive, rights of first refusal or similar rights. Except as described in the Preliminary Prospectus and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(k) The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances, and the Shares will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive, rights of first refusal or similar rights.

(l) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company. This Agreement is enforceable in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles.

(m) All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement, have been taken and no further consent, approval or authorization of the Company, the Board of Directors or the Company’s stockholders is required with respect thereto.

(n) The conditions for use of Form S-3, set forth in the General Instructions thereto, with respect to this offering, have been satisfied. The Company is eligible to offer and sell securities under the Registration Statement (including the offer and sale of the Shares) without reliance on General Instruction I.B.6 of Form S-3.

(o) The Company is not in violation or default under any provision of its certificate of incorporation, as amended (the “Certificate of Incorporation”) or bylaws, as amended (the “Bylaws”). The Company has complied and is currently in compliance with all applicable statutes, laws, rules, ordinances, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect. Neither the

Company nor any of the Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or by which the properties of the Company or any of its Subsidiaries are bound, which default has not been waived and would not have a Material Adverse Effect.

(p) The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) contravene or conflict with the Certificate of Incorporation or the Bylaws or the organizational, charter or similar documents of any of the Subsidiaries; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any of the Subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of the Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of the Subsidiaries under, any material contract to which the Company or any of the Subsidiaries is a party or any material permit, license or similar right relating to the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or except where the failure to obtain or deliver, as applicable, any such consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Crowe Horwath LLP and Crowe Clark Whitehill LLP, each of which has certified certain financial statements of the Company and the Subsidiaries, are independent public accounting firms as required by the Securities Act and the Rules and Regulations. The financial statements, together with the related schedules and notes, included in the Registration Statement and the Pricing Disclosure Package comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement, except as may be disclosed therein. The financial statements, together with the related schedules and notes of Indilinx Co., Ltd., a company organized under the laws of the Republic of Korea (“Indilinx”), included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package present fairly the consolidated financial position, results of operations and changes in financial position of Indilinx and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(r) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market under the ticker symbol “OCZ.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market. The Company has no reason to believe that it will not, in the foreseeable future, continue to be in material compliance with all such listing and maintenance requirements. A registration statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.

(s) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any damage, destruction or loss to the Company’s or any of the Subsidiaries’ business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as may be disclosed in each of the foregoing, (i) there has not been any change in the capital stock or short- or long-term debt of the Company or any of the Subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock (in each case, other than as a result of the grant or exercise of stock options and the offer to sell shares of stock and award shares of restricted stock under the Company’s existing equity incentive plans, the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company or any Subsidiary or the exercise of warrants outstanding as of the date hereof), (ii) there has not been any event that constitutes or would constitute a material adverse effect on, or a material adverse change in, the business, management, operations, prospects, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no long-term debt.

(t) Each of the Company and each Subsidiary has good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or except where the lien, encumbrance or defect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own any real property. With respect to the property and assets leased by the Company or any of its Subsidiaries, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.

(u) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or such Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Disclosure Package; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(v) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of such Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(w) The Company and the Subsidiaries own or possess all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) used in carrying on their businesses as now conducted and as described in the Pricing Disclosure Package, except where the defect in ownership would not, individually or in the aggregate, have a Material Adverse Effect. Other than as set forth in the Pricing Disclosure Package, neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(x) The Company is not to its knowledge engaging in any improper use of data obtained by it from customers or other third parties or through its own survey collection efforts. The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the foregoing intellectual property rights; and there is no claim being made against the Company, or to the Company’s knowledge, against any employee or consultant of the Company in his or her capacity as an employee or consultant of the Company, as applicable, regarding trademark, trade name, patent, mask work, inventions, copyright, license, trade secret or other infringement or improper use of any data obtained by the Company from third parties or through its own survey collection efforts which would reasonably be expected have a Material Adverse Effect.

(y) All current employees, consultants and contractors of the Company and the Subsidiaries have executed written instruments with the Company that assign to the Company all right, title and interest in and to any and all Intellectual Property relating to the business of the Company or any of the products or services being researched, developed or sold by the Company or that may be used with any such products or services and any Intellectual Property and/or proprietary rights related thereto. To the Company’s knowledge, all former employees, consultants and contractors of the Company have executed written instruments with the Company that assign to the Company all right, title and interest in and to any and all Intellectual Property relating to the business of the Company or any of the products or services being researched, developed or sold by the Company or that may be used with any such products or services, except to the extent that failure to execute such written instruments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) No material labor or employment dispute exists or, to the knowledge of the Company or any of the Subsidiaries, is imminent with respect to any of the employees of the Company or any Subsidiary.

(aa) The Company and the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes are prudent and adequate for their businesses, all of which are currently in effect.

(bb) The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company and the Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, (i) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (ii) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has not publicly disclosed or reported to its audit committee or board of directors, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to its audit committee or board of directors, a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, securities laws, or any matter which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective and the Company has complied and continues to comply in all material respects with the corporate governance compliance requirements and guidelines of the NASDAQ Capital Market.

(ee) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of the Subsidiaries has knowledge of any tax deficiency which has been asserted or threatened against it.

(ff) The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock and the Company’s preferred stock, par value $0.0025 per share, represent an accurate summary of such terms in all material respects.

(gg) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(hh) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal, handling or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which alleged such a claim.

(ii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except as would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has a defined benefit plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA. The Company is in compliance in all material respects with all applicable provisions of ERISA as they relate to the Company’s 401(k) plan.

(jj) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, any of the Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) Except as described in the Registration Statement, the Pricing Disclosing Package and the Prospectus, no person has any rights with respect to the registration of their shares of the Company’s capital stock, or with respect to registration of any shares of capital stock of the Company issuable pursuant to outstanding securities of the Company, or rights similar to any of the foregoing. There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement.

(ll) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Preliminary Prospectus and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

(nn) The statistical and market and industry-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(oo) Except as contemplated by this Agreement and except as disclosed in the Registration Statement, the Pricing Disclosure Package and Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the offering of the Shares contemplated herein.

(pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

(qq) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles.

(rr) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares pursuant to the Registration Statement and the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Pricing Prospectus other than as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ss) The Company is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company or its Subsidiaries (the “Sarbanes-Oxley Act”).

(tt) None of the Subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(uu) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates any of the economic sanctions programs or similar sanctions related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”); the net proceeds from this offering will not be used directly or indirectly to fund any operations in, finance any investment in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by OFAC.

(ww) The individuals listed on Schedule III attached hereto constitute all of the directors and officers of the Company.

(xx) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement or otherwise in connection with the sale and delivery of the Shares to the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $8.46 (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,800,000 Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten Business Days after the date of such notice. For the purposes of this Agreement, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

3. Upon the authorization by the Representatives of the release of the Firm Shares, it is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. (a) The Firm Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Firm Shares as directed by the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives, by causing DTC to credit the Firm

Shares to the account of the Representatives at DTC. The time and date of such delivery and payment shall be 10:00 a.m. (Eastern time) on February 13, 2012, or such other time and date as the Representatives and the Company may agree upon in writing (the “Closing Date”). For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.

(b) Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives as provided above. The Option Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Option Shares as directed by the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives, by causing DTC to credit the Option Shares to the account of the Representatives at DTC on the applicable Option Closing Date. The time and date of such delivery and payment shall be 10:00 a.m. (Eastern time) on the Option Closing Date, or such other time and date as the Representatives and the Company may agree upon in writing.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement. The Company, subject to Section 5(b) hereof, will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction or subject itself to taxation in a jurisdiction in which it is not otherwise subject to tax.

(d) The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:30 p.m. (Eastern time) on the second Business Day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives, an earnings statement which need not be audited in form complying with the provisions of Rule 158 under the Securities Act; provided, however, that if the fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs is the last quarter of the Company’s fiscal year, the earnings statement will be due on the same date as the annual report of Form 10-K is due, but in any event no later than 105 days after the end of such prior fiscal year.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds.”

(i) The Company will use its best efforts to effect and maintain the listing for quotation of the Common Stock (including the Shares) on the NASDAQ Capital Market.

(j) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Credit Suisse, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Common Stock within the meaning of Section 16 of the Exchange Act, or (iv) file with the Commission a registration statement under the Securities Act relating to Common Stock, or publicly disclose the intention to take any such action described in clauses (i) to (iv) above, whether any such transaction described in clauses (i) to (iv) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans or employment agreements existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of shares of Common Stock upon the exercise of any such options, (4) the issuance of shares of Common Stock upon the exercise of warrants, or (5) any shares of Common Stock issued by the Company in connection with an acquisition by or merger of the Company. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Credit Suisse waives such extension in writing. The Company shall notify the Representatives of any earnings release, news or event that gives rise to an extension of the initial 90-day restricted period.

If Credit Suisse, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l) During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or on EDGAR, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, FINRA or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(m) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m. (Eastern time), on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(n) If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares; (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representatives, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representatives.

(o) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(p) Other than as contemplated by this Agreement, not to incur any liability for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the offering of the Shares contemplated herein.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (a) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (b) filing fees and all other expenses in connection with the preparation, printing, filing, delivering and shipping of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers (including one or more versions of the Prospectus for distribution in Canada, often in the form a “Canadian wrapper” and including reasonable fees and expenses of Canadian counsel to the Underwriters); (c) the cost of printing, producing, delivering and shipping this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (d) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof; (e) all fees and expenses in connection with listing the Common Stock (including the Shares) on the NASDAQ Capital Market; (f) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review or approval by FINRA of the terms of the sale of the Shares; (g) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (h) the cost and charges of any transfer agent or registrar; (i) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares or any “roadshow” undertaken in connection with the marketing of the Shares, including without limitation, 50% of the cost of aircraft and other transportation chartered in connection with the “roadshow”; and (j) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.

8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Eastern time) on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission. All requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Neither the Company nor any Subsidiary shall have sustained (i) since the date of the latest audited financial statements included in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or the long-term or short-term debt of the Company or any Subsidiary, or (2) there shall not have been any event that constitutes or would constitute a material adverse effect on, or a material adverse change in, the business, management, operations, prospects, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package.

(d) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, certifying to the effect (i) set forth in Section 8(b) hereof, (ii) that none of the situations set forth in clauses (i) or (ii) of Section 8(c) hereof shall have occurred, and (iii) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated by the Commission, and (iv) such other matters as may be reasonably requested by the Representatives.

(e) On the Closing Date or Option Closing Date, as the case may be, Mayer Brown LLP, counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(f) On the date of this Agreement, Crowe Horwath LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s fiscal 2011 and 2010 financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) On the date of this Agreement, Crowe Clark Whitehill LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s fiscal 2009 financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Crowe Horwath LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that it reaffirms the statements made in the letter or letters furnished pursuant to Section 8(f) hereof, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(i) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Crowe Clark Whitehill LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that it reaffirms the statements made in the letter or letters furnished pursuant to Section 8(g) hereof, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or Option Closing Date, as the case may be, Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to the Representatives its favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(m) The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto from all the officers and directors of the Company listed on Schedule III hereto, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(n) The Underwriters shall have received at the Closing Date or the Option Closing Date, as the case may be, a certificate of the Secretary of the Company in the form agreed to by the Company and the Representatives.

(o) The Underwriters shall have received on the date of this Agreement and at the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company in the form agreed to by the Company and the Representatives.

(p) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by any of Federal, New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(q) If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12 hereof, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12 hereof.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) hereof.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives to the Company up to the date hereof consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fourth paragraph (regarding public offering price) and fifteenth paragraph (regarding stabilizing and other transactions) under the heading “Underwriting.”

(c) Promptly after receipt by an indemnified party under Sections 9(a) or 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such applicable Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent the indemnified party has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a) hereof, shall be selected by the Representatives. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Sections 9(a), 9(b) or 9(c) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12 hereof, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12 hereof. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12 hereof, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (b) trading in the Company’s securities on the NASDAQ Capital Market shall have been suspended, (c) a general moratorium on commercial banking activities in New York or California shall have been declared by Federal or New York State or California State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Sections 8 or 11 hereof (other than a termination solely as a result of the failure of counsel to the Underwriters to deliver the opinion pursuant to Section 8(j) hereof), the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 hereof, the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof and the provisions of Sections 12, 13, 16 and 17 hereof shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 hereof and all obligations under Sections 5 and 6 hereof shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 hereof or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder but the Company shall be under no further liability to such Underwriter except as provided in Section 9.

13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD, and Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104 (fax no.: 415-364-2868), Attention: General Counsel. Notices to the Company shall be given to it at OCZ Technology Group, Inc., 6373 San Ignacio Avenue, San Jose, California 95119 (fax no.: (408) 733-5200); Attention: Chief Financial Officer.

15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the Borough of Manhattan in the City of New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

18. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours, OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Ryan Petersen
Name: Ryan Petersen Title: Chief Executive Officer

Accepted as of the date hereof: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Metz
Name: John Metz Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Keith Lister
Name: Keith Lister Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Credit Suisse Securities (USA) LLC	5,700,000
Stifel, Nicolaus & Company, Incorporated	3,900,000
Piper Jaffray & Co.	1,215,000
Needham & Company, LLC	1,185,000

Total:	12,000,000

SCHEDULE II

1.	Preliminary Prospectus issued on February 1, 2012.

2.	Pricing Information:

•	The Company is selling 12,000,000 shares of Common Stock.

•	The Company has granted the Underwriters an option to purchase up to an additional 1,800,000 shares of Common Stock.

•	The public offering price per share for the shares of Common Stock shall be $9.00.

SCHEDULE III

Directors and Officers

Ryan M. Petersen

Adam J. Epstein

Richard L. Hunter

Russell J. Knittel

Arthur F. Knapp, Jr.

Alex Mei

Richard Singh

Ralph Schmitt

EXHIBIT A

Legal Opinion

[Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement]

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own and lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; the Company is duly qualified to do business as a foreign corporation and in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect;

(ii) The Shares delivered on the Closing Date and all other outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus; and the stockholders of the Company have no statutory preemptive rights or, to the knowledge of such counsel, no party has any contractual preemptive rights, in each case with respect to the Shares;

(iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iv) The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any provision of applicable federal state law or regulation that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Agreement, or any agreement or instrument which has been filed as an Exhibit to the Registration Statement, or incorporated by reference therein, or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except in each case as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or (b) the charter or by-laws (or other organizational documents) of the Company or any Subsidiary; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by the Agreement;

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company in connection with the sale of the Shares, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws and the rules of the Financial Industry Regulatory Authority, Inc.;

(vi) To such counsel’s knowledge, neither the Company nor any of the Subsidiaries is (1) in violation of its certificate of incorporation or bylaws (or other organizational documents); or (2) in violation of any law, ordinance, administrative or governmental rule or regulation known by such counsel to be applicable to the Company or any of the Subsidiaries; or (3) in violation of any decree, judgment or order of which such counsel has knowledge of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries; or (4) in breach or default in the performance of any obligation, agreement or condition contained in any agreement or instrument which has been filed as an Exhibit to the Registration Statement, or incorporated by reference therein, or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, except, in the case of clauses (2), (3) and (4), where any such violation, breach or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(vii) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated in the Agreement and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(viii) The discussion of tax matters in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax and Estate Tax Consequences for Non-U.S. Holders” insofar as such statements constitute a summary of the federal tax laws referred to therein as of such date and as of the date hereof are accurate in all material respects and fairly summarize in all material respects the federal tax laws referred to therein (subject to the qualifications and assumptions set forth in such discussion); and the information in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as it constitutes a summary of the Company’s certificate of incorporation or by-laws, is accurate in all material respects;

(ix) To such counsel’s knowledge, no stop order suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act by the Commission;

(x) To such counsel’s knowledge, there are no contracts, licenses, agreements, leases or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which are not filed or described as required;

(xi) To such counsel’s knowledge, the descriptions in the Pricing Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required;

(xii) The Registration Statement, the Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates (except financial statements, related schedules and other financial or accounting data contained or incorporated by reference therein as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and

(xiii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except for such rights as have been complied with or waived in their entirety.

In addition, such counsel shall state that, although they are not passing upon and do not assume any responsibility for nor have they independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except to the extent set forth in opinions (ii), (viii) and (xi) above, in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, such counsel has participated in conferences with representatives and counsel of the Representatives and with certain officers and employees of, and counsel and independent certified public accountants for, the Company, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and such counsel shall advise the Representatives that in the course of performing the services referred to above, no facts shall have come to the attention of such counsel that have caused such counsel to believe that, the Registration Statement or any amendment thereto, as of the latest effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; that the Pricing Disclosure Package as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Prospectus or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements, related schedules and other financial or accounting data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or omitted therefrom.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT B

Form of Lock-up Agreement

OCZ TECHNOLOGY GROUP, INC.

6373 San Ignacio Avenue

San Jose, California 95119

Credit Suisse Securities (USA) LLC

Stifel, Nicolaus & Company, Incorporated,

as representatives of the several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among OCZ Technology Group, Inc., a Delaware corporation (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, par value $0.0025 per share (“Common Stock”), pursuant to a Registration Statement on Form S-3 (the “Public Offering”), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus supplement used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option, right, warrant or contract to purchase, lend, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), which consent may be withheld in Credit Suisse’s sole discretion; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or

(ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Credit Suisse to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to Credit Suisse and will not consummate such transaction or take any such action unless it has received written confirmation from Credit Suisse that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The foregoing restrictions shall not apply to: (a) bona fide gifts by the undersigned, provided that (i) each resulting transferee of the Company’s securities executes and delivers to Credit Suisse an agreement satisfactory to Credit Suisse certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, and (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or the undersigned’s spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement, (b) transfers of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “10b5-1 Plan”) in existence prior to the date hereof and which have been provided to Credit Suisse, or (c) the establishment of a 10b5-1 Plan after the date hereof, provided that such plan is provided to Credit Suisse upon execution and does not permit the sale or transfer of Common Stock until after the expiration of the Lock-Up Period.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of Credit Suisse (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market on or after the Public Offering Date will not be subject to this Agreement, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions. A transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement, and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

The undersigned recognizes that the Public Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Agreement in carrying out the Public Offering and in entering into the Underwriting Agreement.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 29, 2012.

Very truly yours,

Printed Name:
Date:

EXHIBIT C

[Form of Press Release]

OCZ Technology Group, Inc.

[Date], 2012

OCZ Technology Group, Inc. announced today that Credit Suisse Securities (USA) LLC, the lead book-running manager in the Company’s recent public sale of                     shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,                     2012, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.